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                                                                   EXHIBIT 10.10



================================================================================
                        AOL ADVERTISING INSERTION ORDER
================================================================================

CONTRACT #:_______________
AOL SALESPERSON:__________                   [   ] Credit approval received
SALES COORDINATOR:________
DATE:_____________________


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=================================================================================================================================
                                                            ADVERTISER                                  ADVERTISING AGENCY
=================================================================================================================================
            Contact Person                                  Jim Gerber
             Company Name                                  Ashford.com
           Address - Line 1
           Address - Line 2
                Phone #                                    713 369 1317
                 Fax #
                 Email                                 Jgerber@ashford.com
               SIC Code
        Advertiser IAB Category

=================================================================================================================================
                                                        BILLING INFORMATION
=================================================================================================================================

    Send Invoices to (choose one):                          [ ]  ADVERTISER                              [ ]   AGENCY
    Advertiser or Agency Billing
            Contact Person
             Company Name
       Billing Address - Line 1
       Billing Address - Line 2
            Billing Phone #
             Billing Fax #
         Billing Email Address
         P.O. #, if applicable



This Agreement, dated as of July __, 1999 (the "Effective Date"), is made and entered into by and between America Online, Inc. ("AOL"), a Delaware corporation, with its principal offices at 22000 AOL Way, Dulles, Virginia 20166 and Ashford.com ("Advertiser") a Delaware corporation, with its principal offices at 3800 Buffalo Speedway, Suite 400, Houston, TX 77098 (each a "Party" and collectively the "Parties").

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
=================================================================================================================================
INVENTORY TYPE (CHOOSE ONE):       [ ] AOL SERVICE ONLY               [  ] AOL AFFILIATE ONLY (E.G., AOL.COM)
                                   [ ] AOL SERVICE & AOL AFFILIATE
=================================================================================================================================
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=================================================================================================================================
                                                           AOL SERVICE
                                                            INVENTORY
=================================================================================================================================
 [AOL INVENTORY/DEMOGRAPHIC*                DISPLAY     DISPLAY
           PURCHASED                         START       STOP                                                         TOTAL
                                             DATE        DATE                                                      IMPRESSIONS
---------------------------------------------------------------------------------------------------------------------------------
             See Exhibit D
                 TOTAL

   * Attach completed AOL Demographic                                                 TOTALS:
           Profile Worksheet]


===============================================================================
                                       ART
===============================================================================
All necessary artwork and active URL's must be provided by advertiser 3 business days prior to start date.

                    ARTWORK REQUIRED FROM ADVERTISER/AGENCY:

[ ] 234x60  IAB Standard/7k Max
[ ] 120x60 Shopping/5k Max
[ ] 175x45 Chat/Mail in-box/5k Max
[ ] Special_____

* ANIMATION IS ONLY AVAILABLE ON SELECTED SCREENS. PLEASE CONTACT YOUR AOL
SALESPERSON FOR ADDITIONAL INFORMATION. *

Linking URL: The HTTP/URL address to be connected to the Advertisement shall be:
HTTP:// www.Ashford.com (THE "AFFILIATED ADVERTISER SITE")

                  PLEASE SEND ARTWORK AND URL TO (CHOOSE ONE):

[ ] AOLARTWEST@aol.com
[ ] AOLARTEAST@aol.com
[ ] CENTRALADS@ol.com

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=================================================================================================================================
                                                  AOL AFFILIATE (E.G., AOL.COM)
                                                            INVENTORY
=================================================================================================================================
                                            DISPLAY     DISPLAY
  AOL AFFILIATE INVENTORY/DEMOGRAPHIC*       START       STOP                                                      TOTAL
               PURCHASED                     DATE        DATE                                                    IMPRESSIONS
---------------------------------------------------------------------------------------------------------------------------------
             See Exhibit D




 * See attached package description for                                               TOTALS:
     any AOL.com package purchases



===============================================================================
                                       ART
===============================================================================
      All necessary artwork and active URL's must be provided by advertiser
                      3 business days prior to start date.


                    ARTWORK REQUIRED FROM ADVERTISER/AGENCY :

[ ]  468x60 NF Reviews, Search Terms, My News & Hometown/12k Max/animation OK
[ ]  100x70 AOL.com Home Page/3k Max/No animation
[ ]  234x60 NF Kids Only & Hometown/5k Max/animation OK
[ ]  120x60 NF Home Page/2k Max/No animation
[ ]  120x60 Instant Messenger/7.5k Max/animation OK

LINKING URL: THE HTTP/URL ADDRESS TO BE CONNECTED TO THE ADVERTISEMENT SHALL BE:
THE AFFILIATED ADVERTISER SITE

                  PLEASE SEND ARTWORK AND URL TO (CHOOSE ONE):

[ ] AOLWEBWEST@aol.com
[ ] AOLWEBEAST@aol.com
[ ] CENTRALADS@ol.com


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=================================================================================================================================
                                                   ADVERTISING PURCHASE SUMMARY
=================================================================================================================================

                                                   TOTAL PRICE                             TOTAL IMPRESSIONS            CPM
            AOL Networks
            AOL Affiliate
        Total Purchase Price
       <Less Agency Discount>
                                                NET PURCHASE PRICE                         TOTAL IMPRESSIONS



The products and/or services to be offered or promoted by Advertiser in the Advertisements are as follows (the "Advertiser's Products"):

o        watches -- new and vintage
o        non-prescription sunglasses
o        leather goods (e.g., belts, purses, wallets, etc.)
o        pens
o        silk ties and scarves
o fragrances (may not be included in the Advertiser Promotions, but may be offered on the Affiliated Advertiser Site )
o        jewelry
o        diamonds, pearls and other gemstones
o        clocks
o        crystal
o        the following services, so long as they relate solely to the Products:
         appraisal, authentication, business-to-person auctions, repair and cleaning services

IMPRESSIONS COMMITMENT. During the Term, and subject to the Terms of this Agreement, AOL agrees to deliver [*] Impressions as described in Exhibit D (collectively "Advertiser Promotions") in the areas of the AOL Network as described in Exhibit D to achieve the Impression Commitments described in Exhibit D during the display periods described in Exhibit D. In the event AOL delivers the Impressions Commitment provided for hereunder prior to the Display Stop Date (as described in Exhibit D) , AOL may, at its option, discontinue display at such earlier time; provided however that AOL shall not discontinue any of the Anchor Promotions or continuous AOL Shopping Channel promotions prior to the Display Stop Date. Any guarantees are to impressions (as measured by AOL in accordance with its reasonable standard methodologies and protocols), not "click-throughs." In the event there is (or will be in AOL's reasonable judgement) a shortfall of less than [*]% of the Impressions Commitment, in the aggregate, as of the Display Stop Date (a "Minor Shortfall"), such Shortfall shall not be considered a breach of the Agreement by AOL: provided that, AOL will provide Advertiser, as its sole remedy, with comparable "makegood" impressions, which are substantially equal in value. In the event there is (or will be in AOL's reasonable judgement) a shortfall of greater than [*]% of the Impressions Commitment as of the Display Stop Date (a "Significant Shortfall"), such Significant Shortfall shall not be considered a breach of the Agreement by
AOL: provided that, AOL will provide Advertiser, as its sole remedy, with (i) comparable "makegood" impressions equal in value to the amount of the Significant Shortfall plus, (ii) comparable "makegood" impressions equal in value to [*] ([*]) the amount by which the Significant Shortfall exceeds [*]% of the Impressions Commitment (i.e. total shortfall minus fifteen percent of Impressions Commitment). AOL shall use commercially reasonable efforts to deliver all such shortfall "makegood" impressions within the [*]period immediately following such shortfall. To the extent Impressions Commitments are identified without regard to specific placements, Display Start and Stop Dates, such placements will be as mutually agreed upon by AOL and Advertiser during the course of the Term. AOL reserves the right to alter Advertiser flight dates to accommodate trafficking needs or other operational needs; provided that in such cases, AOL will make available to Advertiser reasonably equivalent flight(s), as reasonably approved by Advertiser.

NAVIGATION. Advertiser shall provide continuous navigational ability for AOL Users to return to an agreed-upon point on the AOL Network (for which AOL shall supply the proper address) from the Affiliated Advertiser Site (e.g., the point on the AOL Network from


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which the Affiliated Advertiser Site is linked), which, at AOL's option, may be satisfied through the use of a hybrid browser format. Advertiser will ensure that navigation back to the AOL Network, whether through a particular pointer or link, the "back" button on an Internet browser, the closing of an active window, or any other return mechanism, shall not be interrupted by Advertiser through the use of any intermediate screen or other device not specifically requested by the user, including without limitation through the use of any html popup window or any other similar device. Additionally, in cases where an AOL User performs a search for Advertiser or any Advertiser product through any search or navigational tool or mechanism that is accessible or available through the AOL Network (e.g., promotions, keyword search terms, or any other promotions or navigational tools), AOL shall have the right to direct such AOL User to the Affiliated Advertiser Site. The provisions of this paragraph shall not affect the rights of Advertiser set forth in Section 4 of Exhibit E, including the right of Advertiser to terminate any Advertiser Promotion in the event that AOL redesigns or modifies the organization, structure, "look and feel" or other elements of the AOL Network, and such redesign or modification materially and adversely affects such Advertiser Promotion.

STANDARD TERMS AND CONDITIONS. This Insertion Order (this "Insertion Order" or "Agreement") incorporates by reference AOL's standard advertising terms and conditions (the "Standard Terms") attached hereto as Exhibit E.

AUTHORIZED SIGNATURES

In order to bind the parties to this Insertion Order, their duly authorized representatives have signed their names below on the dates indicated. This Agreement (including (i) the Standard Terms on Exhibit E, (ii) the additional terms and conditions on Exhibit A attached hereto, (iii) the definitions on Exhibit B attached hereto, the operational provisions on Exhibit C attached hereto and the Carriage Plan on Exhibit D attached hereto, each incorporated herein by reference and made a part hereof) shall be binding on both parties when signed on behalf of each party and delivered to the other party (which delivery may be accomplished by facsimile transmission of the signature pages hereto)).

AMERICA ONLINE, INC.                      ASHFORD.COM


By:                                       By:
   ------------------------------------      -----------------------------------

Print Name:                               Print Name:
           ----------------------------              ---------------------------

Title:                                    Title:
      ---------------------------------         --------------------------------

Date:                                     Date:
     ----------------------------------        ---------------------------------



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                                    EXHIBIT A
                                ADDITIONAL TERMS

1. PAYMENTS; LATE PAYMENTS; WIRED PAYMENTS. Subject to the terms of this Agreement, Advertiser shall pay AOL a payment of Seven Million Seven Hundred Forty Eight Thousand Six Hundred Twenty One Dollars (US $7,748,621), payable as follows:

         (a)      [*]

     All payments shall be apportioned to Tiers 1, 2 and 3 in proportion to the percentage that such Tier represents of the total amount due hereunder (e.g. the amount of the initial payment apportioned to Tier 1 shall equal
     (i) $[*] multiplied by (ii) the result of (x) $[*] (total Tier 1 cost) divided by (y) $ 7,748,621 (total guaranteed payment), (i.e. $[*])). All amounts owed under this Agreement not paid when due and payable will bear interest from the date such amounts are due and payable at the prime rate in effect at such time. All payments required hereunder will be paid in immediately available, non-refundable (except as provided hereunder) U.S. funds wired to the "America Online" account, Account Number 323070752 at The Chase Manhattan Bank, 1 Chase Manhattan Plaza, New York, NY 10081 (ABA:
     021000021).

2. CONTENT OF AFFILIATED SITE. The Advertisements will only promote the Advertiser Products. Additionally, the Affiliated Advertiser Site will only offer the Advertiser Product and content related thereto (except to the extent otherwise mutually agreed upon by the parties). Advertiser will ensure that the prices, terms and conditions for the Advertiser Products in the Affiliated Advertiser Site are generally no less favorable in any material respect than the prices, terms and conditions on which the Advertiser Products or substantially similar products are offered by or on behalf of Advertiser through any other Advertiser online distribution channel directed primarily at the consumer retail market (not wholesales). [*]

3. SPECIAL OFFERS/MEMBER BENEFITS. Advertiser will generally promote through the Affiliated Advertiser Site special or promotional offers which are generally no less favorable in any material respect to any special or promotional offers made available by or on behalf of Advertiser through any other distribution channels. In addition, Advertiser shall promote through the Affiliated Advertiser Site on a regular and consistent basis, special offers exclusively available to AOL users (the "AOL Special Offers"). AOL Special Offers made available by Advertiser shall provide a substantial benefit to AOL users, either by virtue of a meaningful price discount, product enhancement, unique service benefit or other special feature. Advertiser will provide AOL with reasonable prior notice of AOL Special Offers so that AOL can market the availability of such AOL Special Offers in the manner AOL deems appropriate in its editorial discretion.

4. REVENUE SHARE. If at any time during the term of this Insertion Order Agreement aggregate Transaction Revenues generated hereunder exceeds [*] ($[*]) (the "Revenue Threshold"), then Advertiser shall pay AOL [*] percent ([*]%) of the Transaction Revenues generated in excess of the Revenue Threshold. Advertiser shall pay all of the foregoing amounts on a quarterly basis within thirty (30) days following the end of the quarter in which the applicable Transaction Revenues were generated. "Transaction Revenues" shall mean the aggregate amounts paid by AOL Purchasers in connection with the sale, licensing, distribution or provision of any products in the Affiliated Advertiser Site (including, without limitation, the Advertiser Product), including, in each case, handling, shipping, service charges, and excluding, in each case, (a) amounts collected for sales or use taxes or duties and (b) credits and chargebacks for returned or canceled goods or services, but not excluding cost of goods sold or any similar cost.

5. THIRD PARTY ADVERTISEMENTS. Advertiser represents that it does not currently include any third party advertisement on the Affiliated Advertiser Site. In the event that Advertiser intends to include third party advertisements on the Affiliated Advertiser Site in the future, Advertiser agrees to conduct good faith discussions with AOL to establish an advertising program which may include a sharing of Advertising Revenues. In any event, (i) all sales of Advertisements by Advertiser on the Affiliated Advertiser Site will be subject to AOL's then-existing generally applicable advertising policies, and (ii) no Interactive Service (other than AOL or its affiliates) will be promoted in the Affiliated Advertiser Site.

6. AUDITING RIGHTS. Advertiser will maintain complete, clear and accurate records of all expenses, revenues and fees in connection with payments due to AOL hereunder. For the sole purpose of ensuring compliance with this Insertion Order Agreement, AOL will have the right to have a big five accounting firm conduct a reasonable and necessary inspection of portions of the books and records of Advertiser which are relevant to Advertiser's payments due AOL hereunder. Any such audit may be conducted after twenty
     (20) business days prior written notice to Advertiser. AOL shall bear the expense of any audit conducted pursuant to this Section 7 unless such audit shows an error in AOL's favor amounting to a deficiency to AOL in excess of five percent (5%) of the actual amounts payable to AOL hereunder, in which event Advertiser shall bear the reasonable expenses of the audit. Advertiser shall pay AOL the amount of any deficiency discovered by AOL within thirty (30) days after receipt of notice thereof from AOL. All information provided under this Section 6 shall be treated as Confidential Information by the Parties.

7. TAXES. Advertiser will collect and pay and indemnify and hold AOL harmless from, any sales, use, excise, import or export value added or similar tax or duty not based on AOL's net income, including any penalties and interest, as well as any costs associated with the collection or withholding thereof, including attorneys' fees.


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8.   SALES REPORTS. Advertiser will provide AOL in an automated manner with a quarterly report, detailing the following activity in such period (and any other information mutually agreed upon by the parties or reasonably required for measuring revenue activity by Advertiser through the Affiliated Advertiser Site): gross Transaction Revenues and all items deducted or excluded from gross Transaction Revenues broken out on a monthly basis.

9. AOL QUICK CHECKOUT AND AOL PRODUCT SEARCH. Advertiser will take all reasonable steps necessary to conform its promotion and sale of products through the Affiliated Advertiser Site to the then-existing commerce technologies made available to Advertiser by AOL, provided however, Advertiser will not be required to conform its promotion and sale of Products to the then existing commerce technologies made available by AOL if such activity, in Advertiser's reasonable opinion: (i) has a adverse impact on the user experience or (ii) requires Advertiser to incur unreasonable additional costs or expenses or engineering resources or (iii) violates Advertiser's privacy policy. In addition, Advertiser will have no obligation to comply with this section if it learns of any security breaches or other technical problems relating its adherence to this section. Advertiser will be given an opportunity, at Advertiser's sole discretion and option, to offer AOL's "quick checkout" tool which allows AOL users to enter payment and shipping information which is then passed from AOL's centralized server unit to Advertiser for order fulfillment ("AOL Quick Checkout") and AOL's "product search" tool technology which allows AOL Users to run a customized search among Advertiser's detailed inventory data ("AOL Product Search"); provided however that in the event that Advertiser declines participation in these programs then AOL reserves the right to reduce or prohibit Advertiser's participation in any other incremental merchandising programs offered through the Shopping Channel. At Advertiser's request, AOL will make all reasonable efforts to provide the tools for the Advertiser (i) to enable the Affiliated Advertiser Site with the AOL Quick Checkout technology and functionality and (ii) to allow integration of Advertiser's detailed inventory data into AOL's Search Product database. Collection, storage and disclosure of AOL Quick Checkout information which Advertiser provides to AOL, will be subject to AOL's privacy policy and all confidentiality requirements hereunder. To the extent that the Affiliated Advertiser Site includes AOL's Quick Checkout, and unless not practical from a creative or user experience standpoint, Advertiser will ensure that the AOL Quick Checkout is of equal placement and promotion prominence to other available payment options.

10. MERCHANT CERTIFICATION PROGRAM. Advertiser will participate in any generally applicable "Certified Merchant" program operated by AOL or its authorized agents or contractors. Such program may require Advertiser participants on an ongoing basis to meet certain reasonable standards relating to provision of electronic commerce through the AOL Service, AOL.com, the CompuServe Service and the Netscape Netcenter and may also require the payment of certain reasonable certification fees to AOL or its authorized agents or contractors operating the program. Notwithstanding the foregoing, in the event that AOL makes a material change to the program and such change has a materially adverse effect on Advertiser, Advertiser may, upon written notice to AOL, discontinue its participation in the program.

11. BIZRATE SURVEY. Advertiser agrees to (i) participate in the BizRate(R)Program, a service offered by Binary Compass Enterprises, Inc.
     (BCE), which provides opt-in satisfaction surveys to Users who purchase Products through Affiliated Advertiser Site, or such other provider of such services reasonably agreeable to the Parties, and (ii) provide a link to BizRate's then-current standard survey forms, or such other survey forms offered by any other party that AOL may reasonably designate or approve from time to time. Advertiser's participation shall be based upon a separate written agreement which Advertiser will enter into with BCE, or other such party reasonably agreeable to the Parties. Advertiser hereby authorizes BCE to provide to AOL such reports as the Parties may reasonably agree.


12. SPECIFIC CUSTOMER SERVICE REQUIREMENTS. It is the sole responsibility of Advertiser to provide customer service to persons or entities purchasing Products through the Affiliated Advertiser Site ("Customers"). Advertiser will bear full responsibility for all customer service, including without limitation, order processing, billing, fulfillment, shipment, collection and other customer service associated with any Products offered, sold or licensed through the Affiliated Advertiser Site, and AOL will have no obligations whatsoever with respect thereto. Affiliated Advertiser Site shall include clear and conspicuous disclosure of its customer service policies and a phone number and an email or street address at which customers may contact Advertiser. Advertiser shall provide a name of a customer service contact for use by AOL and a telephone number and email or street address to which AOL may forward or refer customer inquiries or complaints relating to Advertiser. Advertiser will receive all emails from Customers via a computer available to Advertiser's customer service staff and generally respond to such emails within one business day of receipt. Advertiser will receive all orders electronically and generally process all orders within one business day of receipt, provided Products ordered are not advance order items. Advertiser will ensure that all orders of Products are received, processed, fulfilled and delivered on a timely and professional basis. Advertiser will offer AOL Users who purchase Products through the Affiliated Advertiser Site a money-back satisfaction guarantee. Advertiser will bear all responsibility for compliance with federal, state and local laws in the event that Products are out of stock or are no longer available at the time an order is received. Advertiser will also comply with the requirements of any federal, state or local consumer protection or disclosure law. Payment for Products will be collected by Advertiser directly from customers. Advertiser's order fulfillment operation will be subject to AOL's reasonable review.

13. AOL LOOK AND FEEL. Advertiser acknowledges and agrees that AOL will own all right, title and interest in and to the AOL Look and Feel (subject only to Advertiser's ownership rights in any Advertiser trademarks or copyrighted material within the Affiliated Advertiser Site).


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14.  CROSS-PROMOTION

     (a)  [*]


     (b)  [*]


15. MANAGEMENT OF THE AFFILIATED ADVERTISER SITE. Advertiser will manage, review, delete, edit, create, update and otherwise manage all Content available on or through the Affiliated Advertiser Site, in a timely and professional manner and in accordance with the terms of this Agreement. Advertiser will ensure that the Affiliated Advertiser Site is current, accurate and well-organized at all times. Advertiser warrants that the Licensed Content: (i) will not infringe on or violate any copyright, trademark, U.S. patent or any other third party right; (ii) will not violate AOL's generally-applicable Terms of Service, as the same shall be amended from time to time (AOL Keyword: TOS); and (iii) will not violate any applicable law or regulation (federal, state, or otherwise), including without limitation those relating to taxes, advertising, or contests, sweepstakes or similar promotions. Additionally, Advertiser represents and warrants that it owns or has a valid license to use any Licensed Content used in AOL "slideshow" or other formats embodying elements such as graphics, animation and sound, free and clear of all encumbrances and without violating the rights of any other person or entity. Advertiser also warrants that a reasonable basis exists for all Product performance or comparison claims appearing through the Affiliated Advertiser Site. Advertiser shall not in any manner, including, without limitation in any Advertisement, the Licensed Content, or any Materials (defined below), state or imply that AOL recommends or endorses Advertiser or Advertiser's Services (e.g., no statements that Advertiser is an "official" or "preferred" provider of products or services for AOL). AOL will have no obligations with respect to the Products available on or through the Affiliated Advertiser Site, including, but not limited to, any duty to review or monitor any such Products.

16. DUTY TO INFORM. Advertiser will promptly inform AOL of any information related to the Affiliated Advertiser Site which could reasonably lead to a claim, demand, or liability of or against AOL and/or its affiliates by any third party.


17. Continued Link. UPON CONCLUSION OF THE TERM OF THIS AGREEMENT, AOL MAY, AT ITS DISCRETION, CONTINUE TO PROMOTE ONE OR MORE "POINTERS" OR LINKS FROM THE AOL NETWORK TO THE AFFILIATED ADVERTISER SITE (OR, IF THE AFFILIATED ADVERTISER SITE NO LONGER EXISTS, TO ANY ADVERTISER INTERACTIVE SITE) AND, SUBJECT TO ADVERTISER'S REASONABLE GENERALLY APPLICABLE QUALITY CONTROL GUIDELINES PROVIDED TO AOL FROM TIME TO TIME, CONTINUE TO USE ADVERTISER'S TRADE NAMES, TRADE MARKS AND SERVICE MARKS IN CONNECTION THEREWITH (COLLECTIVELY, A "CONTINUED LINK"). AFTER THE TERM, REGARDLESS OF ANY CONTINUED LINK (EXCEPT AND PROVIDED BELOW). FOR THE AVOIDANCE OF DOUBT, THE FOLLOWING OBLIGATIONS OF THE PARTIES WILL CEASE: (i) ADVERTISER WILL NOT BE REQUIRED TO PAY ANY GUARANTEED, FIXED PAYMENT, MAINTAIN THE AFFILIATED ADVERTISER SITE NOR PERFORM ANY OF THE CROSS-PROMOTIONAL OBLIGATIONS CONTAINED HEREIN (EXCEPT AS SET FORTH BELOW); AND (ii) AOL WILL NOT BE REQUIRED TO UNDERTAKE ANY MINIMUM PROMOTIONAL/PLACEMENT OBLIGATIONS HOWEVER, SO LONG AS AOL MAINTAINS A CONTINUED LINK (THE "CONTINUED LINK PERIOD"), THE FOLLOWING OBLIGATIONS SHALL SURVIVE THE TERM OF THIS
     AGREEMENT: (i) ADVERTISER SHALL PAY TO AOL A PERCENTAGE OF ALL TRANSACTION REVENUES (WITHOUT RESPECT TO ANY REVENUE THRESHOLDS OR HURDLES, PAYABLE ON A QUARTERLY BASIS WITHIN THIRTY (30) DAYS FOLLOWING THE END OF THE QUARTER IN WHICH THE APPLICABLE TRANSACTION REVENUES WERE GENERATED) EQUAL TO [*] AND (ii) SECTIONS 6,7,8 AND 17 OF THIS EXHIBIT A AND SECTIONS 5,6,7(a), 7(b), 9, 10,11(a) AND 12 OF THE STANDARD TERMS SET FORTH ON EXHIBIT E SHALL SURVIVE, TOGETHER WITH ANY PROVISIONS NECESSARY IF AND TO THE EXTENT REQUIRED FOR THE EXPRESS PURPOSES OF THIS PARAGRAPH.


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                                    EXHIBIT B
                                   DEFINITIONS

ADVERTISING REVENUES. Aggregate amounts collected plus the fair market value of any other compensation received (such as barter advertising) by Advertiser, AOL or either Party's agents, as the case may be, arising from the license or sale of Advertisements, promotions, links or sponsorships that appear within any pages of the Affiliated Advertiser Site, less applicable advertising sales commissions. Advertising Revenues does not include amounts arising from Advertisements on any screens or forms preceding, framing or otherwise directly associated with the Affiliated Advertiser Site, which will be sold exclusively by AOL.

AFFILIATED ADVERTISER SITE. http:\\Ashford.com and any successor site.

AOL MEMBER. Any authorized user of the AOL Service, including any sub-accounts using the AOL Service under an authorized master account.

AOL NETWORK. (i) The AOL Service, (ii) AOL.com, (iii) CompuServe, (iv) Digital City, (v) Netcenter, and (vi) any other product or service owned, operated, distributed or authorized to be distributed by or through AOL or its affiliates worldwide (and including those properties excluded from the definitions of the AOL Service or AOL.com). It is understood and agreed that the rights of MP relate only to the AOL Service and AOL.com and not generally to the AOL Network.

AOL PURCHASER. (i) Any person or entity who enters the Affiliated Advertiser Site from the AOL Network through an Advertiser Promotion or Keyword including, without limitation, from any third party area therein (to the extent entry from such third party area is traceable through both Parties' commercially reasonable efforts, and generates Transaction Revenues during such visit (regardless of whether such person or entity provides an e-mail address during registration or entrance to the Affiliated Advertiser Site which includes a domain other than an "AOL.com" domain).

AOL SERVICE. The standard narrow-band U.S. version of the America Online(R) brand service, specifically excluding (a) AOL.com, Netcenter or any other AOL Interactive Site, (b) the international versions of an America Online service (e.g., AOL Japan), (c) the CompuServe(R) brand service and any other CompuServe products or services (d) "Driveway," "ICQ(TM)," "AOL NetFind(TM)," "AOL Instant Messenger(TM)," "Digital City," "NetMail(TM)," "Electra", "Thrive", "Real Fans", "Love@AOL", "Entertainment Asylum," "AOL Hometown," "My News" or any similar independent product, service or property which may be offered by, through or with the U.S. version of the America Online(R) brand service, (e) any programming or Content area offered by or through the U.S. version of the America Online(R) brand service over which AOL does not exercise complete operational control (including, without limitation, Content areas controlled by other parties and member-created Content areas), (f) any yellow pages, white pages, classifieds or other search, directory or review services or Content offered by or through the U.S. version of the America Online(R) brand service,
(g) any property, feature, product or service which AOL or its affiliates may acquire subsequent to the Effective Date and (h) any other version of an America Online service which is materially different from the standard narrow-band U.S. version of the America Online brand service, by virtue of its branding, distribution, functionality, Content or services, including, without limitation, any co-branded version of the service or any version distributed through any broadband distribution platform or through any platform or device other than a desktop personal computer.

AOL LOOK AND FEEL. The elements of graphics, design, organization, presentation, layout, user interface, navigation and stylistic convention (including the digital implementations thereof) which are generally associated with interactive sites within the AOL Network.

AOL USER. Any user of the AOL Service, AOL.com, CompuServe, Digital City, Netcenter, or the AOL Network.

AOL.COM. AOL's primary Internet-based Interactive Site marketed under the "AOL.COM(TM)" brand, specifically excluding (a) the AOL Service, (b) Netcenter,
(c) any international versions of such site, (d) "ICQ," "AOL NetFind(TM)," "AOL Instant Messenger(TM)," "NetMail(TM)," "AOL Hometown," "My News" or any similar independent product or service offered by or through such site or any other AOL Interactive Site, (e) any programming or Content area offered by or through such site over which AOL does not exercise complete operational control (including, without limitation, Content areas controlled by other parties and member-created Content areas), (f) any programming or Content area offered by or through such site which was operated, maintained or controlled by the former AOL Studios division (e.g., Electra), (g) any yellow pages, white pages, classifieds or other search, directory or review services or Content offered by or through such site or any other AOL Interactive Site, (h) any property, feature, product or service which AOL or its affiliates may acquire subsequent to the Effective Date and (i) any other version of an America Online Interactive Site which is materially different from AOL's primary Internet-based Interactive Site marketed under the "AOL.COM(TM)" brand, by virtue of its branding, distribution, functionality, Content or services, including, without limitation, any co-branded versions or any version distributed through any broadband distribution platform or through any platform or device other than a desktop personal computer.

ADVERTISER INTERACTIVE SITE. Any Interactive Site (other than the Affiliated Advertiser Site) which is managed, maintained, owned or controlled by Advertiser or its agents.

COMPUSERVE. The standard, narrow-band U.S. version of the CompuServe brand service, specifically excluding (a) any international versions of such service,
(b) any web-based service including "compuserve.com", "cserve.com" and "cs.com", or any similar product or


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service offered by or through the U.S. version of the CompuServe brand service,
(c) Content areas owned, maintained or controlled by CompuServe affiliates or any similar "sub-service," (d) any programming or Content area offered by or through the U.S. version of the CompuServe brand service over which CompuServe does not exercise complete or substantially complete operational control (e.g., third-party Content areas), (e) any yellow pages, white pages, classifieds or other search, directory or review services or Content and (f) any co-branded or private label branded version of the U.S. version of the CompuServe brand service, (g) any version of the U.S. version of the CompuServe brand service which offers Content, distribution, services and/or functionality materially different from the Content, distribution, services and/or functionality associated with the standard, narrow-band U.S. version of the CompuServe brand service, including, without limitation, any version of such service distributed through any platform or device other than a desktop personal computer and (h) any property, feature, product or service which CompuServe or its affiliates may acquire subsequent to the Effective Date.

CONFIDENTIAL INFORMATION. Any information relating to or disclosed in the course of the Agreement, which is or should be reasonably understood to be confidential or proprietary to the disclosing Party, including, but not limited to, the material terms of this Agreement, information about AOL Members, AOL Users, AOL Purchasers and Advertiser customers, technical processes and formulas, source codes, product designs, sales, cost and other unpublished financial information, product and business plans, projections, and marketing data. "Confidential Information" will not include information (a) already lawfully known to or independently developed by the receiving Party, (b) disclosed in published materials, (c) generally known to the public, or (d) lawfully obtained from any third party without obligations of confidentiality.

CONTENT. Text, images, video, audio (including, without limitation, music used in synchronism or timed relation with visual displays) and other data, Services, advertisements, promotions, links, pointers and software, including any modifications, upgrades, updates, enhancements and related documentation.

DIGITAL CITY. The standard, narrow-band U.S. version of Digital City's local content offerings marketed under the Digital City(R) brand name, specifically excluding (a) the AOL Service, AOL.com, Netcenter, or any other AOL Interactive Site, (b) any international versions of such local content offerings, (c) the CompuServe(R) brand service and any other CompuServe products or services (d) "Driveway," "ICQ(TM)," "AOL NetFind(TM)," "AOL Instant Messenger(TM), "NetMail(TM)," "Electra", "Thrive", "Real Fans", "Love@AOL", "Entertainment Asylum," "AOL Hometown," "My News" or any similar independent product, service or property which may be offered by, through or with the standard narrow band version of Digital City's local content offerings, (e) any programming or Content area offered by or through such local content offerings over which AOL does not exercise complete operational control (including, without limitation, Content areas controlled by other parties and member-created Content areas), (f) any yellow pages, white pages, classifieds or other search, directory or review services or Content offered by or through such local content offerings, (g) any property, feature, product or service which AOL or its affiliates may acquire subsequent to the Effective Date, (h) any other version of a Digital City local content offering which is materially different from the narrow-band U.S. version of Digital City's local content offerings marketed under the Digital City(R) brand name, by virtue of its branding, distribution, functionality, Content or services, including, without limitation, any co-branded version of the offerings or any version distributed through any broadband distribution platform or through any platform or device other than a desktop personal computer, and (i) Digital City- branded offerings in any local area where such offerings are not owned or operationally controlled by America Online, Inc. or DCI (e.g., Chicago, Orlando, South Florida, and Hampton Roads).

IMPRESSION. User exposure to the applicable Promotion, as such exposure may be reasonably determined and measured by AOL in accordance with its standard methodologies and protocols.

INTERACTIVE SERVICE. An entity offering one or more of the following: (i) online or Internet connectivity services (e.g., an Internet service provider); (ii) an interactive site or service whose primary purpose is featuring a broad selection of aggregated third party interactive content (or navigation thereto) (e.g., an online service or search and directory service) and/or marketing a broad selection of products and/or services across numerous interactive commerce categories (e.g., an online mall or other leading online commerce site); and
(iii) communications software capable of serving as the principal means through which a user creates, sends and receives electronic mail or real time online messages.

INTERACTIVE SITE. Any interactive site or area, including, by way of example and without limitation, (i) a Advertiser site on the World Wide Web portion of the Internet or (ii) a channel or area delivered through a "push" product such as the Pointcast Network, interactive environment such as Microsoft's Active Desktop or interactive television service such as WebTV.

LICENSED CONTENT. All Content offered through the Affiliated Advertiser Site pursuant to this Agreement or otherwise provided by Advertiser or its agents in connection herewith (e.g., offline or online promotional Content, Promotions, AOL "slideshows" , etc.), including in each case, any modifications, upgrades, updates, enhancements, and related documentation created by Advertiser or its agents.

NETCENTER. Netscape Communications Corporation's primary Internet-based Interactive Site marketed under the "Netscape Netcenter(TM)" brand, specifically excluding (a) the AOL Service, (b) AOL.com, (c) any international versions of such site, (d) "ICQ," "AOL Netfind(TM)," "AOL Instant Messenger(TM)," "NetMail(TM)," "AOL Hometown," "My News," "Digital City(TM)," or any similar independent product or service offered by or through such site or any other AOL Interactive Site, (e) any programming or Content area offered by or through such site over which AOL does not exercise complete operational control (including, without limitation, Content areas controlled by


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other parties and member-created Content areas), (f) any programming or Content area offered by or through the U.S. version of the America Online(R) brand service which was operated, maintained or controlled by the former AOL Studios division (e.g., Electra), (g) any yellow pages, white pages, classifieds or other search, directory or review services or Content offered by or through such site or any other AOL Interactive Site, (h) any property, feature, product or service which AOL or its affiliates may acquire subsequent to the Effective Date and (i) any other version of an AOL or Netscape Communications Corporation Interactive Site which is materially different from Netscape Communications Corporation's primary Internet-based Interactive Site marketed under the "Netscape Netcenter(TM)" brand, by virtue of its branding, distribution, functionality, Content or services, including, without limitation, any co-branded versions and any version distributed through any broadband distribution platform or through any platform or device other than a desktop personal computer (e.g. Custom NetCenters built specifically for third parties).

SEARCH TERM or SEARCHTERM. The online search term or terms made available on AOL.com only for use by AOL.com users using the NetFind brand search engine thereon (the results of which such search are non-exclusive, and result in references to many entities), the particular Search Terms available to Advertiser shall include ____________________________.

PRO-RATA REFUND AMOUNT. [*]


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                                    EXHIBIT C
                                   OPERATIONS

Affiliated Advertiser Site Infrastructure. Advertiser will be responsible for all communications, hosting and connectivity costs and expenses associated with the Affiliated Advertiser Site. Advertiser will provide all hardware, software, telecommunications lines and other infrastructure necessary to meet traffic demands on the Affiliated Advertiser Site from the AOL Network. Advertiser will design and implement the network between the AOL Service and Affiliated Advertiser Site such that (i) no single component failure will have a materially adverse impact on AOL Members seeking to reach the Affiliated Advertiser Site from the AOL Network and (ii) no single line will run at more than 70% average utilization for a 5-minute peak in a daily period. In the event that Advertiser elects to create a custom version of the Affiliated Advertiser Site in order to comply with the terms of this Agreement, Advertiser will bear responsibility for all aspects of the implementation, management and cost of such customized site.

1. Optimization; Speed. Advertiser will use commercially reasonable efforts to ensure that: (a) the functionality and features within the Affiliated Advertiser Site are optimized for the client software then in use by AOL Members; and (b) the Affiliated Advertiser Site is designed and populated in a manner that minimizes delays when AOL Members attempt to access such site. At a minimum, Advertiser will ensure that the Affiliated Advertiser Site's data transfers initiate within fewer than fifteen (15) seconds on average. Prior to commercial launch of any material promotions described herein, Advertiser will permit AOL to conduct performance and, upon thirty
     (30) days prior written notice)load testing of the Affiliated Advertiser Site (in person or through remote communications), with such commercial launch not to commence until such time as AOL is reasonably satisfied with the results of any such testing.

2. User Interface. Advertiser will maintain a graphical user interface within the Affiliated Advertiser Site that is competitive in all material respects with interfaces of other similar sites based on similar form technology. AOL reserves the right to review and approve the user interface and site design prior to launch of the Promotions and to conduct focus group testing to assess compliance with respect to such consultation and with respect to Advertiser's compliance with the preceding sentence.

3. Technical Problems. Advertiser agrees to use commercially reasonable efforts to address material technical problems (over which Advertiser exercises control) affecting use by AOL Members of the Affiliated Advertiser Site (a "Advertiser Technical Problem") promptly following notice thereof. In the event that Advertiser is unable to promptly resolve a Advertiser Technical Problem following notice thereof from AOL (including, without limitation, infrastructure deficiencies producing user delays), AOL will have the right to regulate the promotions it provides to Advertiser hereunder until such time as Advertiser corrects the Advertiser Technical Problem at issue.

4. Monitoring. Advertiser will ensure that the performance and availability of the Affiliated Advertiser Site is monitored on a continuous basis. Advertiser will provide AOL with contact information (including e-mail, phone, pager and fax information, as applicable, for both during and after business hours) for Advertiser's principal business and technical representatives, for use in cases when issues or problems arise with respect to the Affiliated Advertiser Site.

5. Telecommunications. The Parties agree to explore encryption methodology to secure data communications between the Parties' data centers. The network between the Parties will be configured such that no single component failure will significantly impact AOL Users. The network will be sized such that no single line runs at more than 70% average utilization for a 5-minute peak in a daily period.

6. Security. Advertiser will utilize Internet standard encryption technologies (e.g., Secure Socket Layer - SSL) to provide a secure environment for conducting transactions and/or transferring private member information (e.g. credit card numbers, banking/financial information, and member address information) to and from the Affiliated Advertiser Site. Advertiser will facilitate periodic reviews of the Affiliated Advertiser Site by AOL in order to evaluate the security risks of such site. Provided that nothing herein shall require Advertiser to grant AOL access behind Advertiser's firewall. Advertiser will promptly remedy any security risks or breaches of security as may be identified by AOL's Operations Security team.

7.   Technical Performance.

     i. Advertiser will design the Affiliated Advertiser Site to support the AOL-client embedded versions of the Microsoft Internet Explorer 3.0 and 4.0 browsers



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          (Windows and Macintosh), the Macintosh version of the Microsoft
          Internet Explorer 3.0, and make commercially reasonable efforts to support all other AOL browsers listed at:
          "http://webmaster.info.aol.com/BrowTable.html."

     ii. To the extent Advertiser creates customized pages on the Affiliated Advertiser Site for AOL Members, Advertiser will configure the server from which it serves the site to examine the HTTP User-Agent field in order to identify the "AOL Member-Agents" listed at:
          "http://webmaster.info.aol.com/Brow2Text.html."

     iii. Advertiser will periodically review the technical information made available by AOL at http://webmaster.info.aol.com.

     iv. Advertiser will design its site to support HTTP 1.0 or later protocol as defined in RFC 1945 and to adhere to AOL's parameters for refreshing cached information listed at

     v. Prior to releasing material, new functionality or features through the Affiliated Advertiser Site ("New Functionality"), Advertiser will use commercially reasonable efforts to either(i) test the New Functionality to confirm its compatibility with AOL Service client software or (ii) provide AOL with written notice of the New Functionality so that AOL can perform tests of the New Functionality to confirm its compatibility with the AOL Service client software.

     8. AOL Internet Services Advertiser Support. AOL will provide Advertiser with access to the standard online resources, standards and guidelines documentation, technical phone support, monitoring and after-hours assistance that AOL makes generally available to similarly situated web-based partners. AOL support will not, in any case, be involved with content creation on behalf of Advertiser or support for any technologies, databases, software or other applications which are not supported by AOL or are related to any Advertiser area other than the Affiliated Advertiser Site. Support to be provided by AOL is contingent on Advertiser providing to AOL demo account information (where necessary for the provision of support), a detailed description of the Affiliated Advertiser Site's software, hardware and network architecture and access to the Affiliated Advertiser Site for purposes of such performance and load test, but only to the extent necessary for the provision of support requested by Advertiser.


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                                    EXHIBIT D
                                  CARRIAGE PLAN


ASHFORD.COM
DISPLAY START DATE 8/6/99*
DISPLAY STOP DATE 8/31/01


                                                      Target Impressions     Target Impressions      Cost              Target
                                                                                                                     Impressions

SHOP@AOL* (TIER 1)                                            [*]                    [*]              $       [*]              [*]
Accessories-Anchor
Jewelry and Watches-Anchor


TARGETED INVENTORY  (TIER 2)                                  [*]                    [*]              $       [*]              [*]
Search Terms
Run of News Channel
Run of Personal Finance Channel
Run of Sports Channel
Planet Out
Personal Finance MindSet Package
Business and Professional MindSet Package


BRANDING AND BROAD REACH INVENTORY (TIER 3)                   [*]                    [*]              $       [*]              [*]
Run of Email
People Connection- Chat
Run of Netscape
Run of AOL.COM
AOL Instant Messenger
                                                                                                      $ 7,748,621              [*]
*Shop@AOL Year 1=10 months from Aug 31, 1999
*Shop@AOL Year 2=12 months from end of first period


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                                 DESCRIPTION OF SPECIFIC PROMOTIONS

         ANCHOR PROMOTION

PRINCIPAL EXPOSURE ON THE AOL SERVICE, AOL.COM, THE COMPUSERVE SERVICE AND THE NETSCAPE NETCENTER:

o One continuous (24/7) 143 x 245 pixels promotional space with corporate brand or logo, product offering graphic and product offering two-line text field on the department front screen.

ADDITIONAL PROMOTION ON THE AOL SERVICE SHOPPING CHANNEL:

o Rotation with other Anchor Tenants of the Commerce Center on the Commerce Center front screen of the AOL Service on two promotional spaces with corporate brand or logo, product offering graphic. These promotional space rotations are reserved for the Anchor Tenant's of each Commerce Center and will be divided proportionately among them.

o Product listing availability through the AOL Product Search, subject to Advertiser's participation and AOL's standard policies, terms and conditions.

o Banner rotation on the AOL Product Search screen of the AOL Service. These banner rotations will be divided proportionately among all shopping channel merchants.

o Up to three (3) AOL Keywords(TM) for use from the AOL Service, for registered Advertiser trade name or trademark (subject to the AOL standard policies, terms and conditions).

o Fifteen percent (15%) discount from the then-current rate card on purchases of additional advertising banners or buttons on the AOL Service, AOL.com, the CompuServe Service and the Netscape Netcenter, subject to availability for the period requested (with such purchases to be made in accordance with the then-applicable Standard Advertising Insertion Order for the property in question). Sponsorships are not entitled to the aforementioned discount.

o Eligibility to participate in the following AOL Shopping promotional programs (the "Program Areas") subject to AOL standard policies, terms and conditions:

     o    Quick Gifts

     o Standard Seasonal Catalogs or Special Event Merchandising areas (e.g., Christmas Shop), subject to Advertiser's participation in AOL's Quick Checkout and AOL's Search Product.

     o Premier-level Seasonal Catalogs or Special Event Merchandising areas (e.g., Golf Outings), subject to Advertiser's participation in AOL's Quick Checkout and AOL's Search Product.

     o    Gift Reminder

     o    Newsletters

All additional Promotions on the AOL Service, AOL.com, the CompuServe Service, the Netscape Netcenter or the AOL Network not specified herein will be determined at AOL's reasonable discretion; provided that the additional, standard Promotions to be provided to the Advertiser within the Shopping areas on the AOL Service, AOL.com, the CompuServe Service and the Netscape Netcenter will be comparable in nature to the additional, standard Promotions provided to other similarly situated Advertisers in the same category (i.e. Anchor Tenant, Gold Tenant or Silver Tenant).


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                                    Exhibit E
                       Standard Terms and Conditions (v.4)

1. Advertising Material/Display. Except as expressly provided in this Agreement, the specific nature and positioning of the Advertiser Promotions will be as determined by AOL in its editorial discretion. Advertiser agrees that (i) AOL has the right to market, display, perform, transmit and promote the Advertiser Promotions and the Advertiser content incorporated therein ("Advertiser Content") through the AOL Network in connection with its obligations described in this Agreement and (ii) users of the AOL Network have the right to access and use the Advertiser Content. The Advertiser Content (i) shall not offer or promote any other products and/or services other than the Products , (ii) will link only to Affiliated Advertiser Site and (iii) shall not (a) disparage AOL;
(b) promote any product or service which is reasonably competitive with one or more of the principal products or services offered by AOL on the AOL Network ("Competitive Products"); (c) be in contravention of AOL's generally applicable advertising standards and practices for the relevant area of the AOL Network, as such may be modified by AOL from time to time; or (d) violate any applicable law, regulation or third party right (including, without limitation, any copyright, trademark, patent or other proprietary right). Additionally, Advertiser shall consistently update the Advertiser Content and will review, delete, edit, create, update and otherwise manage such content in accordance with the terms of this Agreement. In no event shall the Advertisement or the linked area state or imply that (i) the Advertisement was placed by AOL or (ii) that AOL endorses Advertiser's products or services. To the extent AOL notifies Advertiser of reasonable complaints or concerns from a AOL User regarding the Advertiser Content or any other content or materials linked thereto or associated therewith ("Objectionable Content"), Advertiser will, to the extent such Objectionable Content is within Advertiser's control, use commercially reasonable efforts to respond in good faith to such complaints or concerns. If advertising materials required per the Insertion Order are not provided in a timely manner, except to the extent that AOL is the cause of such delay, AOL may alter or shorten the flight dates set forth in the Insertion Order and Advertiser shall not be entitled to any refund or proration for such delay.

2. Promotions. Advertiser will take all steps necessary to ensure that any contest, sweepstakes or similar promotion conducted or promoted through the Advertiser Content complies with all applicable federal, state and local laws and regulations.

3. Search Terms/Keywords. To the extent Advertiser is purchasing an Advertiser Promotion related to a "search" term, Advertiser represents and warrants that Advertiser has the legal rights necessary to utilize such search term during the Term in connection with the Advertiser Promotion. Any "keyword" terms for navigation from within the proprietary America Online brand service or "go word" terms for navigation from within the proprietary CompuServe brand service ("AOL Keyword Terms") (as contrasted to search terms) which may be made available to Advertiser shall be (i) subject to availability and (ii) limited to the combination of the "keyword" or "go word" modifier combined with a registered trademark of Advertiser. AOL reserves the right to revoke at any time Advertiser's use of any AOL Keyword Terms which do not incorporate registered trademarks of Advertiser. Advertiser acknowledges that its utilization of any AOL Keyword Term will not create in it, nor will it represent it has, any right, title or interest in or to such AOL Keyword Term, other than the right, title and interest Advertiser holds in Advertiser's registered trademark independent of the AOL Keyword Term. Advertiser will not: (i) attempt to register or otherwise obtain trademark or copyright protection in the AOL Keyword Term; or
(ii) use the AOL Keyword Term, except for the purposes expressly required or permitted under this Agreement. This section will survive the completion, expiration, termination or cancellation of this Agreement.

4. Cancellation. AOL reserves the right to redesign or modify the organization, structure, "look and feel" and other elements of the AOL Network at its sole discretion at any time without prior notice. In the event such modifications will materially and adversely affect the Advertiser Promotions, AOL will work with Advertiser to display the Advertiser Promotions in a comparable location and manner that is reasonably satisfactory to Advertiser. If AOL and Advertiser cannot reach agreement on a substitute placement, Advertiser shall have the right to cancel the Advertiser Promotion, upon thirty (30) days advance written notice to AOL. In such case, Advertiser will only be responsible for the pro-rata portion of payments attributable to the period from the commencement of the Agreement through the effectiveness of such cancellation (the "Pro Rata Payments") and shall be entitled to the Pro-Rata Refund Amount, if applicable. AOL reserves the right to cancel and remove at any time any Advertiser Promotion for any reason upon thirty (30) days advance



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written notice to Advertiser (or upon such shorter notice as may be designated by AOL in the event that AOL believes in good faith that further display of the Advertisement will expose AOL to liability or other adverse consequences). In the event of such a cancellation, Advertiser will only be responsible for the Pro-Rata Payments and shall be entitled to the Pro-Rata Refund Amount, if applicable. Advertiser may not resell, trade, exchange, barter or broker to any third-party any advertising space which is the subject of this Agreement.

5. Confidentiality. Each Party acknowledges that Confidential Information may be disclosed to the other Party during the course of this Agreement. Each Party agrees that it will take reasonable steps, at least substantially equivalent to the steps it takes to protect its own proprietary information, during the term of this Agreement, and for a period of seven years following expiration or termination of this Agreement, to prevent the duplication or disclosure of Confidential Information of the other Party, other than by or to its employees or agents who must have access to such Confidential Information to perform such Party's obligations hereunder, who will each agree to comply with this section. Notwithstanding the foregoing, either Party may disclose information containing Confidential Information without the consent of the other Party, to the extent such disclosure is required by law, rule, regulation or government or court order. In such event, the disclosing Party will provide at least five (5) business days prior written notice of such proposed disclosure to the other Party. Further, in the event such disclosure is required of either Party under the laws, rules or regulations of the Securities and Exchange Commission or any other applicable governing body, such Party will (i) redact payment provisions (and such other provisions as the Parties may mutually agree) of this Agreement to the fullest extent permitted under applicable laws, rules and regulations and
(ii) submit a request to such governing body that such portions and other provisions of this Agreement receive confidential treatment under the laws, rules and regulations of the Securities and Exchange Commission or otherwise be held in the strictest confidence to the fullest extent permitted under the laws, rules or regulations of any other applicable governing body.

6. Usage Data. AOL will provide Advertiser with usage information related to the Advertiser Promotion in substance and form reasonably delivered by AOL, consistent with its then-standard reporting practices. Advertiser may not distribute or disclose usage information to any third party without AOL's prior written consent, provided however that this limitation shall not apply to usage information which Advertiser acquires through some other source.

7. Limitation of Liability; Disclaimer; Indemnification. (A) EXCEPT FOR A BREACH OF THE CONFIDENTIALITY OBLIGATIONS DESCRIBED IN THE PRECEEDING PARAGRAPH AND SUBJECT TO SECTION 7(C) BELOW, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM ANY ASPECT OF THE RELATIONSHIP PROVIDED FOR HEREIN. NEITHER PARTY SHALL IN ANY EVENT BE LIABLE TO THE OTHER UNDER THIS AGREEMENT
FOR MORE THAN THE AMOUNT TO BE PAID BY ADVERTISER DURING THE YEAR IN WHICH THE LIABILITY ACCRUES.

(B) EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE PRODUCTS (EXCEPT TO THE EXTENT PROVIDED TO ANY PURCHASER), THE AOL NETWORK, THE AOL SERVICE, AOL.COM, THE ADVERTISER PROMOTIONS OR THE AFFILIATED ADVERTISER SITE, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, AOL SPECIFICALLY DISCLAIMS ANY WARRANTY REGARDING THE PROFITABILITY OF THE AFFILIATED ADVERTISER SITE.

(C) Indemnity. (i)Liabilities. Subject to each Party's material compliance with the section_(c)(ii)below ("Claims"), either Party will defend, indemnify, save and hold harmless the other Party and the officers, directors, agents, affiliates, distributors, francisees and employees of the other Party from any and all third party claims, demands, liabilities, costs or expenses, including reasonable attorneys' fees ("Liabilities"), resulting from the indemnifying Party's material breach of any duty, representation, or warranty of this Agreement. (ii) Claims. If a Party entitled to indemnification hereunder (the "Indemnified Party") becomes aware of any matter it believes is indemnifiable hereunder involving any claim, action, suit, investigation, arbitration or other proceeding against the Indemnified Party by any third party (each an "Action"), the Indemnified Party will give the other Party (the "Indemnifying Party") prompt written notice of such Action. Such notice will (i)



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provide the basis on which indemnification is being asserted and (ii) be accompanied by copies of all relevant pleadings, demands, and other papers related to the Action and in the possession of the Indemnified Party. The Indemnifying Party will have a period of ten (10) days after delivery of such notice to respond. If the Indemnifying Party elects to defend the Action or does not respond within the requisite ten (10) day period, the Indemnifying Party will be obligated to defend the Action, at its own expense (and under its sole control), and by counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party will cooperate, at the expense of the Indemnifying Party, with the Indemnifying Party and its counsel in the defense and the Indemnified Party will have the right to participate fully, at its own expense, in the defense of such Action. If the Indemnifying Party responds within the required ten (10) day period and elects not to defend such Action, the Indemnified Party will be free, without prejudice to any of the Indemnified Party's rights hereunder, to compromise or defend (and control the defense of) such Action. In such case, the Indemnifying Party will cooperate, at its own expense, with the Indemnified Party and its counsel in the defense against such Action and the Indemnifying Party will have the right to participate fully, at its own expense, in the defense of such Action.

8. Solicitation. (a) Advertiser will not send unsolicited, commercial e-mail (i.e., "spam") through or into AOL's products or services, absent a prior business relationship, and will comply with any other standard AOL policies and limitations relating to distribution of bulk e-mail solicitations or communications through or into AOL's products or services (including, without limitation, the requirement that Advertiser provide a prominent and easy means for the recipient to "opt-out" of receiving any future commercial e-mail communications from Advertiser. (b) Advertiser shall ensure that its collection, use and disclosure of information obtained from AOL Users of the AOL Network under this Agreement ("User Information") complies with (i) all applicable laws and regulations and (ii) Advertiser's standard privacy policies so long as such policies are prominently published on the site and provide adequate notice, disclosure and choice to users regarding Advertiser's collection, use and disclosure of user information). (c) Each request for information from an AOL User ("Information Request") shall clearly and conspicuously specify to the AOL Users at issue the purpose for which specific information related to User Information collected by Advertiser shall be used (the "Specified Purpose"). Advertiser shall limit use of the User Information collected through an Information Request to the Specified Purpose. In the case of AOL Users who purchase products or services from Advertiser, Advertiser will be entitled to incorporate such members into Advertiser's aggregate lists of customers; provided that Advertiser shall in no way: (i) disclose User Information in a manner that identifies AOL Users as end-users of an AOL product or service (or in any other manner that could reasonably be expected to facilitate use of such information by or on behalf of a Competitive Product); or (ii) otherwise use such User Information in connection with marketing of a Competitive Product. This section shall survive for two years after the expiration, termination or cancellation of this Agreement. The restrictions of this Section 7 shall not apply to (i) User Information obtained other than from AOL Users who enter the Affiliated Advertiser Site during the Term or pursuant to a Continued Link, (ii) AOL Users who were customers of Advertiser prior to the date hereof, or (iii) AOL Users who first access (and provide User Information on) the Affiliated Advertiser Site other than through an Advertiser Promotion on the AOL Network.

9. Press Releases. NEITHER PARTY SHALL ISSUE ANY PRESS RELEASES OR PUBLIC STATEMENTS CONCERNING THE EXISTENCE OR TERMS OF THIS AGREEMENT AND THE FAILURE OF EITHER PARTY TO OBTAIN THE PRIOR WRITTEN APPROVAL OF THE OTHER (SUCH APPROVAL NOT TO BE UNREASONABLY WITHHELD) WILL BE DEEMED A MATERIAL BREACH OF THIS AGREEMENT; PROVIDED THAT, EITHER PARTY MAY DISCLOSE SUCH INFORMATION WITHOUT THE CONSENT OF THE OTHER PARTY, TO THE EXTENT SUCH DISCLOSURE IS REQUIRED BY LAW, RULE REGULATION OR GOVERNMENT OR COURT ORDER. BECAUSE IT WOULD BE DIFFICULT TO PRECISELY ASCERTAIN THE EXTENT OF THE INJURY CAUSED TO A PARTY, IN THE EVENT OF SUCH A MATERIAL BREACH FO THIS PROVISION BY THE OTHER PARTY, (I) THE NON-BREACHING PARTY MAY TERMINATE THIS AGREEMENT IMMEDIATELY FOLLOWING WRITTEN NOTICE TO THE OTHER PARTY.

10. Trademarks. Except as required for the performance of its duties hereunder or as otherwise provided for herein, neither party shall use, display or modify the other Party's trademarks, service marks, or trade name ("Marks") in any manner absent such party's express prior written approval. Each Party agrees that any use of the other Party's Marks will inure to the benefit, and be on behalf, of the other Party. Each Party acknowledges that its utilization of the other Party's Marks will not create in it, nor will it represent it has,



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any right, title, or interest in or to such Marks other than the licenses expressly granted herein. Each Party agrees not to do anything contesting or impairing the trademark rights of the other Party. Each Party agrees that the nature and quality of its products and services supplied in connection with the other Party's Marks will conform to quality standards set by the other Party. Each Party agrees to supply the other Party, upon request, with a reasonable number of samples of any Materials publicly disseminated by such Party which utilize the other Party's Marks. Each Party will comply with all applicable laws, regulations, and customs and obtain any required government approvals pertaining to use of the other Party's marks.

11. Termination.

(A)Either party may terminate this Agreement at any time with written notice to the other party in the event of a material breach of this Agreement by the other party, which remains uncured after thirty days written notice thereof; provided that AOL shall not be required to provide notice to Advertiser or cure period in connection with Advertiser's failure to make payment within five (5) days of the scheduled due date of such payment to AOL required under this Agreement.

(B) Either party may terminate this agreement immediately following thirty (30) days written notice to the other party if the other party (1) ceases to do business in the normal course without a successor, (2) is declared insolvent or bankrupt, (3) is the subject of any proceeding related to its liquidation or insolvency (whether voluntary or involuntary) which is not dismissed within one-hundred and twenty days (120) calendar days or (4) makes an assignment or the benefit of creditors. Additionally, in the event of a change of control of Advertiser resulting in the equity ownership or managerial control of Advertiser by an Interactive Service, AOL may terminate this Agreement by providing thirty
(30) days prior written notice of such intent to terminate.

(C) Except for termination of this Agreement by AOL (i) for material breach of the Agreement by Advertiser, including without limitation termination for nonpayment, or (ii) pursuant to Section 10(B) of this Exhibit E, upon any early termination of this Agreement, in addition to any other remedies available to the Parties as a result of such termination (if any) and except as otherwise provided in this Agreement, AOL agrees to refund to Advertiser the Pro-rata Refund Amount.

(D) In the event of a material adverse change in the nature or content of the Affiliated Advertiser Site (a "Material Adverse Change") (e.g. material decrease in quality of user experience), AOL may immediately cancel the related advertising flights for forty five (45) days or until such Material Adverse Change has been reversed to AOL's reasonable satisfaction whichever is sooner. If such Material Adverse Change has not been reversed within five (5) days, AOL shall be entitled to immediately cancel this Agreement, provided, that Advertiser shall be entitled to a Pro-Rata Refund and, if AOL does not elect to cancel this Agreement pursuant to the foregoing and such Material Adverse Change has not been reversed within thirty (30) days, AOL shall be entitled to immediately cancel this Agreement and no refund shall be payable.

12. Miscellaneous. The parties to this Agreement are independent contractors. Neither party is an agent, representative or partner of the other party. Neither party shall have any right, power or authority to enter into any agreement for or on behalf of, or incur any obligation or liability of, or to otherwise bind, the other party. The failure of either party to insist upon or enforce strict performance by the other party of any provision of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver or relinquishment to any extent of such party's right to assert or rely upon any such provision or right in that or any other instance. Except where otherwise specified herein or in the Insertion Order, the rights and remedies granted to a party under this Agreement are cumulative and in addition to, and not in lieu of, any other rights or remedies which the party may possess at law or in equity. This Agreement sets forth the entire agreement between Advertiser and AOL, and supersedes any and all prior agreements of AOL or Advertiser with respect to the transactions set forth herein. No change, amendment or modification of any provision of this Agreement shall be valid unless set forth in a written instrument signed by the party subject to enforcement of such amendment. Advertiser shall not assign this Agreement or any right, interest or benefit under this Agreement without the prior written consent of AOL. Assumption of the Agreement by any successor to Advertiser (including, without limitation, by way of merger or consolidation) shall be subject to AOL's prior written approval. Subject to the foregoing, this Agreement shall be fully binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. In the event that any provision of this Agreement is held invalid by a court with jurisdiction over the Parties to this


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Agreement, (i) such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law and (ii) the remaining terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. This Agreement shall be interpreted, construed and enforced in all respects in accordance with the laws of the Commonwealth of Virginia, except for its conflicts of laws principles. Advertiser hereby irrevocably consents to the non-exclusive jurisdiction of the courts of the State of California and the federal courts situated in the State of California in connection with any action arising under this Agreement.




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